                                                                     EXHIBIT 6.2


                             INTERCONEXUS.COM, INC.
                            2000 STOCK INCENTIVE PLAN

1.       ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS

         InterConexus.com, Inc., a Delaware corporation (the "Company"), hereby establishes the InterConexus.com, Inc. 2000 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, (ii) enabling the Company to attract, retain and reward the best-available persons, and (iii) enabling the Company to incentivize employees of any Affiliate of the Company who may perform or enable such employees' employer to perform services for the behest of the Company.

         The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2.       DEFINITIONS

         Under this Plan, except where the context otherwise indicates, the following definitions apply:

         (a) "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

         (b) "Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award.

         (c) "Board" shall mean the Board of Directors of the Company.

         (d) "Change in Control" means:

                           (i) an acquisition (other than from the Company) in a transaction or a series of related transactions by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), (excluding for this purpose, (A) the Company or its subsidiaries, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then outstanding voting securities of the Company entitled to vote generally in the election of directors) of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (the "COMPANY VOTING STOCK");

                           (ii) the effective time of any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who held the Company Voting Stock immediately prior to such transaction;

                          (iii) the closing of a sale or conveyance of all or substantially all of the assets of the Company;

                           (iv) individuals who were the Board's nominees for election as directors immediately prior to a meeting of the stockholders of the Company involving an actual or threatened election contest relating to the election of the directors of the Company, cease to constitute a majority of the Board following the election; or

                           (v) the dissolution or liquidation of the Company;

provided, however, that the term "Change in Control" does not include (1) a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, or (2) a distribution of the Company's Common Stock to the shareholders of Capri Corp., a Minnesota corporation.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

         (f) "Common Stock" shall mean shares of common stock of the Company, par value of $.0001 per share.

         (g) "Fair Market Value" shall mean, with respect to a share of the Company's Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, "Fair Market Value" shall mean, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator's discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (ii) the last sale price on the relevant date quoted on the Nasdaq SmallCap Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator's discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. For all purposes under this Plan, the term "relevant date" as used in this Section 2(g) shall mean either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator's discretion.

         (h) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

         (i) "Prior Affiliate" shall mean an entity that at the time of the issuance of an Award constitutes an Affiliate, but is not an Affiliate at the time a subsequent determination of affiliation is made.

3.       ADMINISTRATION

         (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

         (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

         The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other relationship with the Company; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

         The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

         (c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

         (e) Indemnification. To the maximum extent permitted by law and by the Company's charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

         (f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company or an Affiliate, and their respective successors in interest.

4.       SHARES AVAILABLE FOR THE PLAN; MAXIMUM AWARDS

         Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 2,800,000 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

5.       PARTICIPATION

         Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate provided that such Awards shall not become vested at least six months subsequent to the date the individual first performs such services.

6.       AWARDS

         The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual's receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

         (a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Code sections 424(e) and (f), respectively, of the Company. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value as determined in the discretion of the Administrator. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

         (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of
(i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

         (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

         (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

         (e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company's or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.

         (f) Other Stock-Based Awards. The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7.       MISCELLANEOUS

         (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

         (b) Loans. The Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

         (c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

         (d) Adjustments for Corporate Transactions and Other Events.

                  (i) Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, may, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

                  (ii) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator, in its discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to reducing the number, kind and price of securities subject to Awards.

                  (iii) Pooling of Interests Transactions. In connection with any business combination authorized by the Board, the Administrator, in its sole discretion and without the consent of the holders of the Awards, may make any modifications to any Awards, including but not limited to cancellation, forfeiture, surrender or other termination of the Awards, in whole or in part, regardless of the vested status of the Award, but solely to the extent necessary to facilitate the compliance of such transaction with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

                  (iv) Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         (e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the Awards for which they are substituted.

         (f) Stock Restriction Agreement. As a condition precedent to the grant of any Award under the Plan, the exercise pursuant to such an Award, or to the delivery of certificates for shares issued pursuant to any

Award, the Administrator may require the grantee or the grantee's successor or permitted transferee, as the case may be, to become a party to a stock restriction agreement of the Company in such form as the Administrator may determine from time to time.

         (g) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

         (h) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice.

         (i) Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws.

         The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of federal or state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable federal and state securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state securities laws.

         (j) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

         (i) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

         (j) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.


Date Approved by the Board:         May 5, 2000
                            -------------------------

Date Approved by the Stockholders:  May 5, 2000
                                   ------------------

                                   APPENDIX A
                       PROVISIONS FOR CALIFORNIA RESIDENTS

With respect to Awards granted to California residents prior to a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933 and only to the extent required by applicable law, the following sections shall be substituted for the sections set forth in the Plan:

1.       ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS

         InterConexus.com, Inc., a Delaware corporation (the "Company"), hereby establishes the InterConexus.com, Inc. 2000 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, (ii) enabling the Company to attract, retain and reward the best-available persons, and (iii) enabling the Company to incentivize employees of any Affiliate of the Company who may perform or enable such employees' employer to perform services for the benefit of the Company. The Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act of 1933, as amended.

         The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), restricted or unrestricted stock awards or any combination of the foregoing.

6.       AWARDS

         The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

         (a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any Parent or Subsidiary of the Company. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

                  (i) Exercise Price. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant; provided, however, that the exercise price of any incentive stock option granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company (a "Ten Percent Stockholder") must not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant. The exercise price of a nonqualified stock option granted to anyone other than a Ten Percent Stockholder must not be less than eighty-five percent (85%) of the Fair Market Value on the date of grant, and the exercise price of a nonqualified stock option granted to a Ten Percent Stockholder must not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

                   (ii) Exercise Period. No option will be exercisable after the expiration of ten (10) years from the date the option is granted. Subject to earlier termination of the option as provided herein, each optionee who is not an officer, director or consultant of the Company or of a Parent or Subsidiary of the Company shall have the right to exercise an option granted hereunder at the rate of no less than twenty percent (20%) per year over five (5) years from the date such option is granted.

         (b) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts and on such terms and conditions as it shall determine. The purchase price of shares sold pursuant to a restricted or unrestricted stock Award shall be at least eighty-five percent (85%) of the Fair Market Value on the date of grant or at the time the purchase is consummated; provided, however, that the purchase price of shares sold to a Ten Percent Stockholder must be at least one hundred percent (100%) of the Fair Market Value on the date of grant or at the time the purchase is consummated.

7.       MISCELLANEOUS

         (a)      [Same as Plan]

         (b)      [Same as Plan]

         (c) Transferability. No Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. An Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

         (d)      [Same as Plan]

         (e)      [Same as Plan]

         (f)      [Same as Plan]

         (g)      [Same as Plan]

         (h)      [Same as Plan]

         (i) Compliance with Securities Laws; Listing and Registration. This Plan is intended to comply with Section 25102(o) of the California Corporations Code. Any provision of this Plan which is inconsistent with Section 25102(o), including without limitation any provision of this Plan that is more restrictive than would be permitted by Section 25102(o) as amended from time to time, shall, without further act or amendment by the Administrator, be reformed to comply with the requirements of Section 25102(o). If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws.

         The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of federal or state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable federal and state securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state securities laws.

         (j)      [Same as Plan]

         (k)      [Same as Plan]

         (l)      [Same as Plan]

         (m) Financial Statements. The Company will provide financial statements to each Award recipient annually during the period such individual has Awards outstanding, or as otherwise required under Section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to Award recipients when issuance is limited to key employees whose services in connection with the Company assure them access to equivalent information.

         (n) Voting Rights. The Company will comply with Section 260.140.1 of Title 10 of the California Code of Regulations with respect to the voting rights of Common Stock.

8.       TERMINATION OF EMPLOYMENT OR SERVICE.

         (a) Exercise Period Following Cessation of Employment or Service, In General. If an optionee's employment or other service relationship with the Company is terminated voluntarily by the optionee for any reason (excluding death or total and permanent disability (as defined in Section 8(b) below)), (i) the optionee's stock options granted hereunder shall terminate immediately upon such cessation of relationship to the extent of any unvested shares and (ii) the optionee's stock options granted hereunder shall be exercisable during the 30-day period, or such longer period as may be specified in the relevant grant agreement, following such cessation of relationship with respect to any vested shares, but in no event after the expiration date. Unless sooner terminated, stock options granted hereunder shall terminate upon the expiration of such 30-day or longer-specified period, as applicable.

                  If the optionee's employment or other service relationship with the Company is terminated involuntarily by the Company for any reason other than death, total and permanent disability (as defined in Section 8(b) below) or discharge for "Cause" (as defined in Section 8(d) below), (i) the optionee's stock options granted hereunder shall terminate immediately upon such cessation of relationship to the extent of any unvested shares and (ii) the optionee's stock options granted hereunder shall be exercisable during the 90-day period, or such longer period as may be specified in the relevant grant agreement, following such cessation of relationship with respect to any vested shares, but in no event after the expiration date. Unless sooner terminated, stock options granted hereunder shall terminate upon the expiration of such 90-day or longer-specified period, as applicable.

         (b) Disability of Optionee. Notwithstanding the provisions of Section 8(a) above, if the optionee ceases his employment or other service relationship with the Company as a result of his or her total and permanent disability, (i) the optionee's stock options granted hereunder shall terminate immediately upon such cessation to the extent of any unvested shares and (ii) the optionee's stock options granted hereunder shall be exercisable during the 180-day period, or such longer period as may be specified in the relevant grant agreement, following such cessation with respect to any vested shares, but in no event after the expiration date. Unless sooner terminated, stock options granted hereunder shall terminate upon the expiration of such 180-day or longer-specified period, as applicable.

                  For purposes of this Plan, "total and permanent disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of total and permanent disability as the

Administrator in its sole discretion deems appropriate and the Administrator's good faith determination as to whether the optionee is totally and permanently disabled shall be final and binding on all parties concerned.

         (c) Death of Optionee. If the optionee dies prior to the expiration date or other termination of a stock option granted hereunder, (i) the optionee's stock options granted hereunder shall terminate immediately upon the optionee's death to the extent of any unvested shares and (ii) the optionee's stock options granted hereunder shall be exercisable during the one-year period following the death of the optionee with respect to any vested shares, but in no event after the expiration date, by the optionee's executor, personal representative, or the person(s) to whom the option is transferred by will or the laws of descent and distribution. Unless sooner terminated, the optionee's stock options granted hereunder shall terminate upon the expiration of such one-year period.

         (d) Cause. Notwithstanding anything to the contrary herein, an optionee's stock options granted hereunder shall terminate in their entirety, regardless of whether such options are vested in whole or in part, immediately upon the optionee's discharge of employment or other service relationship by the Company for Cause. For purposes of this Agreement, if the optionee is a party to a written employment agreement or other service agreement with the Company which contains a definition of "cause", "termination for cause" or any other similar term or phrase, whether the optionee is terminated for Cause pursuant to this
Section 8 shall be determined according to the terms of and in a manner consistent with the provisions of such written agreement. If the optionee is not party to such a written employment agreement or other service agreement with the Company, then for purposes of this Section 8, "Cause" shall mean (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude;
(ii) fraud on or misappropriation of any funds or property of the Company; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the optionee's duties or willful failure to perform his responsibilities in the best interests of the Company; (v) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the optionee for the benefit of the Company. The good faith determination by the Administrator of whether the optionee's employment or other service relationship was terminated by the Company for Cause shall be final and binding for all purposes hereunder.

9.       COMPANY'S REPURCHASE OPTION.

         At the discretion of the Administrator, the Company may reserve to itself and/or its assignee(s) in the Grant Agreement or Stock Restriction Agreement a right to repurchase shares held by an Award recipient following such Award recipient's termination at any time within ninety (90) days after such Award recipient's termination date (or in the case of securities issued upon exercise of an option after the termination date, within ninety (90) days after the date of such exercise) for cash and/or cancellation of purchase money indebtedness, at: (A) with respect to vested shares, the Fair Market Value of such shares on the Award recipient's termination date, provided, that such right to repurchase vested shares terminates when the Company's securities become publicly traded; or (B) with respect to unvested shares, the Award recipient's exercise price, provided, that to the extent the Award recipient is not an officer, director or consultant of the Company or of a Parent or Subsidiary of the Company such right to repurchase unvested shares at the exercise price lapses at the rate of at least twenty percent (20%) per year over five (5) years from the date of grant of the option.


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